Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement (No. 333-171841) on Form S-8 of our report dated November 16, 2012, relating to the financial statements of Paragon Futures Group, Inc. and Subsidiary as of and for the year ended December 31, 2011, appearing in the Current Report on Form 8-K/A of Gain Capital Holdings, Inc, and subsidiaries (the “Company”), dated November 16, 2012.

/s/ Deloitte & Touche LLP

Chicago, Illinois

November 16, 2012